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                                                                     EXHIBIT 3.8

                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                       OF

                                DSI SYSTEMS, INC.

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                            Under Section 242 of the
                        Delaware General Corporation Law

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         We, Robert S. Benno, President, and Arpad Havasy, Secretary, of DSI
SYSTEMS, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), do hereby certify that:

         FIRST: The Certificate of Incorporation of the Corporation has been amended by striking out the whole of Article FIRST thereof as it now exists and inserting in lieu and instead thereof a new Article FIRST, reading as follows:

         "FIRST:  The name of the corporation is CONOLOG CORPORATION."

         SECOND: The foregoing amendment was duly approved and adopted by the Board of Directors of the Corporation and duly consented to, approved and adopted by the holders of record of a majority of the outstanding stock of each class of the Corporation entitled to vote thereon, said consent of stockholders having been given in writing in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

         THIRD: Written notice to those stockholders entitled to vote thereon who have not consented in writing to the foregoing amendment to the Certificate of Incorporation of the




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Corporation has been given in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

         IN WITNESS WHEREOF, we have signed this Certificate this 9th day of June, 1975.

                                     ------------------------------------------
                                     Robert S. Benno, President



                                     ------------------------------------------
                                     Arpad Havasy, Secretary